CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-191905, 333-201141 and 333-225926), Form F-3 (No. 333-211378) and Form F-3ASR (No. 333- 221221) of Constellium SE of our report dated March 9, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. Neuilly-sur-Seine, France PricewaterhouseCoopers Audit /s/ Pierre Marty Pierre Marty Partner March 9, 2020